Exhibit 10.22

Stockholder’s Rights Transfer Agreement

Assignor (Party A) : Chen Jingyun

Assignee (Party B) : Tianjin Joway Shengshi Group Co., Ltd.

After consultations between both parties, Party A agrees to transfer the 9.09% Stockholder’s Rights of Liaoning Joway Technology Engineering Co., Ltd. (hereafter refers to as “the Company”) to Party B. Party B agrees to transferee the 9.09% share of the Company from Party A at a cost of RMB 100,000.

Party A: /s/ Chen Jingyun

Party B: /s/ Zhang Jinghe

/stamp/ Tianjin Joway Shengshi Group Co., Ltd.

Date: July 25, 2010